AMENDED AND RESTATED BY-LAWS
OF
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

ARTICLE I

OFFICES

SECTION 1 REGISTERED OFFICE – The registered office of Alaska Communications Systems Group, Inc. (the “Corporation”) shall be established and maintained at the office of The Corporation Trust Company at The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and said Corporation Trust Company shall be the registered agent of the Corporation in charge thereof.

SECTION 2 OTHER OFFICES – The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1 ANNUAL MEETINGS – Annual meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2 SPECIAL MEETINGS – Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or by resolution of the Board of Directors.

SECTION 3 VOTING – Each stockholder entitled to vote in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Corporation (“the Certificate of Incorporation”) and these Amended and Restated By-Laws (“these By-Laws”) may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.

All elections for directors in which there are, as of the day before the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, more nominees than positions being filled and all other votes providing more than two options (excluding abstention) shall be decided by a plurality vote of the votes of the shares present in person or represented by proxy at the meeting (the “Present Shares”), except in each case as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. All other questions, including any election of directors where there are not, as of the day before the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, more nominees than positions being filled, shall be decided by majority vote of the votes of the Present Shares (a “Majority Vote”), except in each case as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. In a non-contested election of directors, any incumbent director who does not receive a Majority Vote shall immediately tender his or her resignation. The Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will consider the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. An incumbent director who tenders his or her resignation pursuant to this paragraph will not participate in the deliberations of the Nominating and Corporate Governance Committee or the Board of Directors with respect to such resignation. In acting on the resignation, each of the Nominating and Corporate Governance Committee and the Board of Directors shall consider all factors that it may deem relevant. If the incumbent director’s resignation is not accepted by the Board of Directors, he or she shall continue to serve until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify. If the resignation is accepted, the Board may fill the resulting vacancy or decrease the size of the Board in accordance with these By-Laws.

A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

SECTION 4 QUORUM – Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until the adjournment of the meeting, notwithstanding the withdrawal of any stockholder. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed but, unless a new record date is fixed in accordance with applicable laws, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5 NOTICE OF MEETINGS – Written notice, stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting (except as otherwise required by applicable law). No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 6 ACTION WITHOUT MEETING – Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand, by courier service, or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 7 ADVANCE NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS – At any annual meeting of stockholders, only such business shall be considered as shall have been properly brought before the meeting. For nominations or other business to be properly brought before a meeting, a stockholder must give timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s written notice must be delivered to and received by the Secretary at the principal executive offices of the Corporation by hand delivery, courier service or by certified or registered mail, return receipt requested, not less than one hundred twenty (120) days or more than one hundred fifty (150) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the one hundred twentieth (120th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which the Public Announcement (as defined below) of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this section. “Public Announcement” shall mean disclosure in a press release issued by the Corporation and reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

With respect to the nomination of directors, to be in proper written form such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) (i) the class and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner; (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any class of securities of the Corporation; (iv) any short interest in a security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation; (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (vii) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (viii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder; (c) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (e) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors; and (f) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may be reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

With respect to other business to be properly brought before a meeting, to be in proper written form such notice shall set forth: (a) as to the business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner; if any, on whose behalf the proposal is made; and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; and (ii) (A) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner; (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any class of securities of the Corporation; (D) any short interest in a security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder; and (iv) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the business specified in the notice.

The provisions of this Section 7 are the exclusive means for a stockholder to make a nomination or propose business before an annual meeting, unless a stockholder proposes business to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act (in which case the stockholder shall comply with Rule 14a-8). The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination or proposal of business was not properly brought before the annual meeting in accordance with the provisions of this Section 7, and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such nomination or proposal of business not properly brought before the annual meeting shall not be heard.

SECTION 8 CONDUCT OF MEETINGS.

For all stockholder meetings, the chair of the meeting, inspectors of elections and other meeting officials shall be appointed by the Board of Directors. The chair shall preside at the meeting and shall have all of the authority normally provided to the chair of a stockholder meeting, including the authority to:

(a)	make definitive rulings on all points of order;

(b)	open and close all polls; and

(c)	identify and implement other applicable rules of order for the meeting (e.g., Roberts Rules of Order or similar recognized sources).

ARTICLE III

DIRECTORS

SECTION 1 NUMBER AND TERM – The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The exact number of directors shall initially be three and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. A director need not be a stockholder.

SECTION 2 RESIGNATIONS – Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if not time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3 VACANCIES – If the office of any director becomes vacant or any new directorship is created, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy or new directorship, who shall hold office for the unexpired term and until his or her successor shall be elected and shall qualify. If the office of any director becomes vacant or any new directorship is created and there are no remaining directors, the stockholders may elect any qualified person to fill such vacancy or new directorship in accordance with the provisions of Article II, Section 3, of these By-Laws, at a special meeting called for such purpose.

SECTION 4 REMOVAL – Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at an annual meeting or a special meeting called for the purpose.

SECTION 5 COMMITTEES – The Board of Directors may designate one or more committees, including an Executive Committee, each committee to consist of one or more directors of the Corporation. The Executive Committee, if any, shall be authorized to exercise all of the powers and authority of the Board to the fullest extent permitted under Delaware law.

To the fullest extent permitted by Delaware law, any other committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 6 MEETINGS – The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders, or the time and place of such meeting may be fixed by consent of all the directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or by the Secretary on the written request of any two directors, on at least one day’s notice of the place, date and time of such meeting given to each director (except that notice to any director may be waived in writing by such director).

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 7 QUORUM – A majority of the directors then in office shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require the vote of a greater number.

SECTION 8 ACTION WITHOUT MEETING – Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed or electronically approved by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 9 QUALIFICATIONS – A person may only be nominated as a director, or having been nominated may only serve as a director, if the person (and, if requested by the Board of Directors, provides a certification that to the best of the person’s knowledge, after reasonable investigation, the person) is:

(a)	over the age of 21;

(b)	not prohibited from being a director in a publicly held company, in general, or the Corporation, in particular, by any applicable law, regulation or rule (including any rule promulgated by a self-regulatory organization);

(c)	in compliance, and has at all relevant times been in compliance (together with the nominator(s) of the person), with the applicable provisions of Article II, Section 7 of these By-laws and Rule 14a-8 of the 1934 Act; and

(d)	in timely compliance with any request from the Board of Directors to prepare the written questionnaire with respect to background and qualifications required to be completed on an annual basis by all directors and has provided a certification consistent with the certification specified under Article II, Section 7.

ARTICLE IV

OFFICERS

SECTION 1 APPOINTMENT – The officers of the Corporation will be those officers that have been appointed or elected by the Board of Directors, including but not limited to the Chief Executive Officer. The Board of Directors may empower the Chief Executive Officer to appoint other officers as it may deem advisable with duties as determined from time to time by the Board of Directors.

SECTION 2 TERM OF OFFICE – Each officer will hold office until his or her successor will have been duly elected and will have qualified or until his or her death, resignation, removal, or until he or she ceases employment with the Corporation or any of its affiliated companies.

SECTION 3 REMOVAL – Any officer may be removed at the discretion of the Board of Directors, or automatically upon the officer’s cessation of employment with the Corporation or any of its affiliated companies, or otherwise in accordance with these By-Laws. The Board of Directors may empower the Chief Executive Officer to remove an officer as it may deem advisable from time to time.

SECTION 4 VACANCIES – A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5 AUTHORITY OF OFFICERS – Each officer will have the authority customarily ascribed to an officer of a corporation that has a title corresponding to the title assigned to the officer and will be empowered to act on behalf of the Corporation in the ordinary conduct of its business.

ARTICLE V

MISCELLANEOUS

SECTION 1 CERTIFICATES OF STOCK – Unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated, a certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

SECTION 2 LOST CERTIFICATES – A new certificate of stock or uncertificated share may be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as the Board of Directors may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate or uncertificated share.

SECTION 3 TRANSFER OF SHARES – The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person of by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, if any, shall be surrendered to the Corporation by the delivery thereof to the person in charge of stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates may thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4 STOCKHOLDERS RECORD DATE – Except as otherwise provide in these By-Laws, In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any charge, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not more than sixty (60) days or less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business of the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5 DIVIDENDS – Subject to the provisions of the Certificate of Incorporation and any Preferred Stock Designation (as defined therein) the Board of Directors may, in its sole discretion, declare dividends upon stock of the Corporation out of funds legally available therefor. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for such purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

SECTION 6 SEAL – The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixes or reproduced or otherwise imprinted upon the subject document or paper.

SECTION 7 FISCAL YEAR – The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 8 CHECKS – All checks, drafts or other orders for the payment of money, notes or other evidence or indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9 NOTICE AND WAIVER OF NOTICE – Whenever any notice is required to be given by the Corporation under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law. Whenever any notice is required to be given by the Corporation under the provisions of any law, or under the provisions of the Certificate of Incorporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

ARTICLE VI

AMENDMENTS

These By-Laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Except as otherwise provided in the Certificate of Incorporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.